EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 24, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in USEC Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010.

PricewaterhouseCoopers LLP
McLean, Virginia
October 7, 2011